Exhibit 3

Execution Version

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into and dated as of February 25, 2008, among Gores Radio Holdings, LLC (together with its designees that are Affiliates of The Gores Group, LLC, the “Purchaser”) and each of the individuals or entities listed in the signature pages hereto (each, a “Stockholder”, and collectively, the “Stockholders”).

WHEREAS, each Stockholder has the right or authority to vote or is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act’)) of certain shares of common stock of Westwood One, Inc., a Delaware corporation (the “Company”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and the Purchaser is entering into a Purchase Agreement (the “Purchase Agreement”) that provides (subject to the conditions set forth therein) for, among other things, the sale of the Company’s Shares and Warrants (the “Transactions”); and

WHEREAS, in order to induce the Purchaser to contemporaneously herewith enter into the Purchase Agreement, the Stockholders are entering into this Agreement.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

1.1 Definitions.

(a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

(b) For purposes of this Agreement:

“Company” has the meaning set forth in the recitals.

“Exchange Act” has the meaning set forth in the recitals.

“Expiration Date” means the earliest to occur of (i) the date upon which the Purchase Agreement is validly terminated pursuant to the terms of Section 6.1 thereof, (ii) the date on which the Purchase Agreement is validly amended, modified or supplemented, or waived pursuant to Section 6.7 of the Purchase Agreement to reduce the Common Shares Aggregate Purchase Price or the Preferred Shares/Warrant Aggregate Purchase Price or to reduce the rights or benefits of the Company or the stockholders of the Company under the Purchase Agreement or to reduce the obligations of the Purchaser thereunder and (iii) the Second Closing Date.

A Person is deemed to “Own” or to have acquired “Ownership” of a security if such Person (i) is the record owner of such security, (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security, or (iii) has the authority or right to vote such security.

“Purchase Agreement” has the meaning set forth in the recitals.

“Purchaser” has the meaning set forth in the preamble.

“Stockholder” has the meaning set forth in the preamble.

“Subject Securities” means, with respect to a Stockholder, (i) all securities of the Company (including all shares of Common Stock and Class B Stock and all options, warrants and other rights to acquire shares of Common Stock) Owned by such Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Common Stock and Class B Stock and all additional options, warrants and other rights to acquire shares of Common Stock) with respect to which such Stockholder acquires Ownership after the date of this Agreement; provided, however, that Subject Securities of such Stockholder shall not be Subject Securities of such Stockholder after they are Transferred after the date hereof in compliance with Section 2.1 below.

A Person is deemed to have effected a “Transfer” of a security if such Person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person (other than the Purchaser or any subsidiary of the Purchaser), (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person (other than the Purchaser or any subsidiary of the Purchaser) or (iii) reduces such Person’s beneficial ownership of, or interest in, such security.

1.2 Construction. The headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Any contract, statute or rule defined or referred to herein means such contract, statute or rule as from time to time amended, modified or supplemented, including (in the case of contracts) by waiver or consent and (in the case of statutes or rules) by succession of comparable successor statutes or rules and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

ARTICLE II

VOTING RIGHTS

Until the Expiration Date, each Stockholder, severally and not jointly, agrees as follows:

2.1 Restriction on Transfer of Subject Securities. Such Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of such Stockholder’s Subject Securities to be effected. Notwithstanding the foregoing, any Stockholder may, without the consent of the Purchaser, Transfer such Subject Securities to (A) a spouse or lineal descendant (whether natural or adopted), sibling, parent, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of such Stockholder, (B) any charitable organization described in Section 170(c) of the U.S. Internal Revenue Code of 1986, as amended, (C) any trust, the trustees of which include only the Persons named in clause (A) and the beneficiaries of which include only the Persons named in clause (A) or (B), (C) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the Persons named in clause (A), or (D) in the case of Norman Pattiz, a Transfer of shares of Common Stock pursuant to the prepaid variable forward contract referenced on Schedule 4.3; provided, that except in the case of a Transfer pursuant to clause (D), such transferee shall have delivered to the Purchaser, not later than concurrently with any such Transfer, a written instrument, in form and substance reasonably satisfactory to the Purchaser, to the effect that such transferee agrees to be bound by the terms of this Agreement, whereupon such transferee shall be deemed to be a “Stockholder” for all purposes of this Agreement.

2.2 Restriction on Transfer of Voting Rights. Other than in connection with a Transfer permitted by Section 2.1, such Stockholder shall not, directly or indirectly, commit any act that could restrict or otherwise affect its legal power, authority or right to vote all of such Stockholder’s Subject Securities in the manner required by Article III hereof. Without limiting the generality of the foregoing, during the period from the date of this Agreement through the Expiration Date, such Stockholder shall take all reasonably necessary action to ensure that (a) none of such Stockholder’s Subject Securities are deposited into a voting trust and (b) except as specifically contemplated or permitted by this Agreement, no proxy (revocable or irrevocable) or power of attorney is granted, and no other voting agreement or similar agreement is entered into, with respect to any of such Stockholder’s Subject Securities.

ARTICLE III

VOTING OF SHARES

3.1 Voting Covenant. Each Stockholder hereby agrees, severally and not jointly, that, during the period commencing on the date hereof and continuing until the Expiration Date, at any meeting of the stockholders of the Company, however called, and in connection with any written action by consent of stockholders of the Company (if then permitted), unless otherwise directed in writing by the Purchaser, it shall cause such Stockholder’s Subject Securities to be voted:

(a) in favor of approval of the Transactions, and the adoption and approval of the Transaction Documents and each of the other actions contemplated by the Transaction Documents (including adopting the Charter Amendment).

(b) against (i) any Restricted Transaction, (ii) any of the actions set forth in subparagraphs 6(b)(i) through (xix) of the Certificate of Designations attached to the Purchase Agreement as Exhibit A (it being understood, acknowledged and agreed by the Stockholders and the Purchaser that the foregoing shall in no way prohibit the Stockholders from voting in favor of an Approved Common Issuance or Approved Preferred Issuance) and (iii) any other action that may reasonably be expected to materially impede, interfere with, delay, postpone or discourage the consummation of the Transactions in any material respect.

3.2 Proxy.

(a) Each Stockholder hereby appoints and constitutes Gores Radio Holdings, LLC (together with its successors and assigns, “Gores”) as its attorney and proxy with full power of substitution and resubstitution, to vote, and otherwise act (by written consent or otherwise) with respect to such Stockholder’s Subject Securities solely with respect to the matters set forth in, and in the manner contemplated by, Section 3.1 and this Section 3.2; provided, that in any such vote or other action pursuant to such proxy, Gores shall not have the right (and such proxy shall not confer the right) to vote to reduce the Common Shares Aggregate Purchase Price or the Preferred Shares/Warrant Aggregate Purchase Price or to otherwise modify or amend the Purchase Agreement to reduce the rights or benefits of the Company or the stockholders of the Company under the Purchase Agreement or to reduce the obligations of the Purchaser thereunder; and provided further, that this proxy and the voting obligations set forth in this Agreement shall each irrevocably cease to be in effect on the Expiration Date. Upon the execution of this Agreement, all prior proxies given by each Stockholder with respect to the voting of any of such Stockholder’s Subject Securities in the manner contemplated by Section 3.1 and this Section 3.2 shall be deemed revoked, and such Stockholder agrees that no subsequent proxies will be given with respect to any of such Stockholder’s Subject Securities with respect to the matters covered hereby.

(b) This proxy is irrevocable, is coupled with an interest and is granted in consideration of the Purchaser entering into the Purchase Agreement. This proxy will terminate on the Expiration Date.

(c) Until the Expiration Date, Gores will be empowered, and may exercise this proxy, to vote the Subject Securities at any time at any meeting of the stockholders of the Company, however called, and in connection with any written action by consent of stockholders of the Company (if then permitted) solely:

(i) in favor of any of the items set forth in Section 3.1(a); and

(ii) against any of the items set forth in Section 3.1(b).

(d) Each Stockholder may vote such Stockholder’s Subject Securities on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

(e) This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of each Stockholder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

Each Stockholder hereby represents and warrants, severally and not jointly, to Purchaser as follows:

4.1 Authorization. The Stockholder has the unrestricted right, requisite power and authority and, with respect to each Stockholder that is an individual, capacity, to enter into this Agreement, to consummate the transactions contemplated hereby, and to otherwise carry out its obligations hereunder. With respect to each Stockholder that is an entity, the execution and delivery of this Agreement by the Stockholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder and no further consent or action is required. This Agreement has been duly executed by the Stockholder and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms.

4.2 No Conflicts or Consents.

(a) The execution, delivery and performance of this Agreement by the Stockholder do not and will not (i) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, or result (with or without notice or lapse of time) in the creation of any Encumbrance or restriction on any of the Subject Securities pursuant to any contract to which the Stockholder is a party or by which any property or asset of the Stockholder is bound or affected, or (ii) result in a violation of any Law, in each case that would adversely affect such Stockholder’s ability to perform any of his, her or its obligations hereunder.

(b) The execution, delivery and performance of this Agreement by the Stockholder do not and will not require any consent or approval of any Person.

4.3 Title to Securities. As of the date of this Agreement and except as disclosed in Schedule 4.3 hereto, the Stockholder Owns (free and clear of any encumbrances or restrictions, except such as may exist under applicable securities laws, that would restrict or otherwise affect its legal power, authority or right to vote) at least the number and type of securities of the Company set forth under the heading “Securities” below the Stockholder’s name on the signature page hereof, none of which are subject to any proxy, voting trust or other agreement, arrangement or restriction (whether written or oral) with respect to the voting thereof, except as expressly contemplated or permitted by this Agreement.

4.4 Accuracy of Representations. Each of the Stockholders and the Purchasers, severally and not jointly, agree that their representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be true and correct in all respects at all times through the Expiration Date and will be true and correct in all respects as of the Second Closing Date as if made as of the Second Closing Date, other than such representations and warranties that speak as of the date of this Agreement.

4.5 Representations and Warranties of Purchaser. The Purchaser hereby represents and warrants, severally and not jointly, to the Stockholders as follows:

(a) Authorization. The Purchaser has the unrestricted right, requisite power and authority to enter into this Agreement, to consummate the transactions contemplated hereby, and to otherwise carry out its obligations hereunder. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Purchaser and no further consent or action is required. This Agreement has been duly executed by the Purchaser and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

(b) No Conflicts or Consents.

(i) The execution, delivery and performance of this Agreement by the Purchaser do not and will not (i) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any contract to which the Purchaser is a party or by which any property or asset of the Purchaser is bound or affected, or (ii) result in a violation of any Law, in each case that would adversely affect such Purchaser’s ability to perform any of its obligations hereunder.

(ii) The execution, delivery and performance of this Agreement by the Purchaser do not and will not require any consent or approval of any Person that has not been obtained.

ARTICLE V

TERMINATION

5.1 Termination. This Agreement shall terminate on the Expiration Date.

5.2 Effect of Termination. Immediately upon the termination of this Agreement in accordance with Section 5.1 above, this Agreement and all obligations hereunder of the parties hereto shall be terminated in all respects.

ARTICLE VI

ADDITIONAL COVENANTS OF THE STOCKHOLDER

6.1 No Solicitation. Each Stockholder, severally and not jointly, hereby covenants and agrees as follows:

(a) From March 25, 2008 until the Expiration Date, the Stockholder shall not, directly or indirectly: (i) solicit, initiate, respond to, encourage, or provide any information or negotiate with respect to, any inquiry, proposal or offer from any other party or enter into any contract, agreement or arrangement relating to any Restricted Transaction (it being understood, acknowledged and agreed by the Stockholders and the Purchaser that the foregoing shall in no way prohibit the Stockholders from voting in favor of, or otherwise taking any action with respect to, an Approved Common Issuance or Approved Preferred Issuance).

(b) Such Stockholder shall promptly (and, in any event, within two (2) Trading Days) notify the Purchaser in writing if such Stockholder receives any such inquiry, proposal or offer referred to in Section 6.1(a) and, to the extent (but only to the extent) that the Company has not previously done so pursuant to Section 4.9(a) of the Purchase Agreement, describe in such written notice all material contacts (including copies of all written material, and reasonably detailed summary of all material oral contacts) between such Stockholder and any third Person regarding making such inquiry, proposal or offer referred to in Section 6.1(a).

(c) Notwithstanding the foregoing, nothing in this Section 6.1 shall limit or restrict the ability of a Stockholder to approve an Approved Common Issuance or an Approved Preferred Issuance.

6.2 Further Assurances. If any Stockholder is the beneficial owner, but not the record owner, of any Subject Securities, such Stockholder agrees to take or cause to be taken all actions to cause the record holder and any of its nominees to vote all of such Subject Securities as required by Sections 3.1 and 3.2 hereof. Each Stockholder shall execute and deliver, or cause to be executed and delivered, such further documents and shall take such further actions, as the Purchaser may reasonably request for the purpose of carrying out and complying with the intent of this Agreement.

ARTICLE VII

MISCELLANEOUS

7.1 Stockholder Capacity. No Person executing this Agreement who is or becomes during the term hereof a director or officer of the Company or any Subsidiary shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer and nothing herein shall affect the ability of any Person to take action in its capacity as either a director or officer of the Company or any Subsidiary thereof that is permissible under applicable Law and not otherwise prohibited under the Purchase Agreement or where such Person reasonably concludes in good faith, after consultation with Company Counsel, that the failure to take such action would be inconsistent with fiduciary duties under applicable Law, whether or not such actions are consistent with the obligations of such Person under this Agreement. Each Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of such Stockholder’s Subject Securities.

7.2 Expenses. Except as otherwise set forth herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses; provided, that, with respect to Mr. Pattiz only, such legal fees incurred in connection with the preparation and negotiation of this Agreement shall be paid for by the Company.

7.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 7.3 before 5:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of sending, if sent by nationally recognized overnight courier service, specifying next business day delivery or (iv) upon actual receipt by the party to whom such notice is required to be given if delivered by hand. The address for such notices and communications shall be as follows:

if to a Stockholder:

at the address set forth on the signature pages hereof; and

if to the Purchaser:

at the address set forth on the signature pages of the Purchase Agreement.

or such other address as may be designated in writing hereafter, in the same manner, by such Person by two Trading Days’ prior notice to the other party in accordance with this Section 7.3.

7.4 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision that is a reasonable substitute therefor and effects the original intent of the parties as closely as possible, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.5 Entire Agreement. This Agreement and any other documents delivered by the parties in connection herewith contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral or written.

7.6 Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of rights or obligations hereunder may be assigned or delegated by any party, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void; provided, however, that, in the event of the death or disability involving the appointment of a legal guardian or similar representative of the Stockholder, or of a member of his family or an Affiliate who is an individual to whom the Stockholder made a Transfer of his Subject Securities as permitted by the provisos set forth in Article II, the rights and obligations of such Stockholder or such member of his family or Affiliate, as the case may be, hereunder shall, upon such death or the appointment of such legal guardian or representative, be deemed to have been assigned and delegated to, and shall thereupon inure to the benefit of and be binding upon, the heirs and/or legal representative, or such legal guardian or representative, of such Stockholder, member of his family or Affiliate, as the case may be. Subject to the preceding sentence, this Agreement and the rights and obligations hereunder shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their successors and permitted assigns. Without limiting any of the restrictions set forth in Article II or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are Transferred or otherwise conveyed, other than a Transfer made pursuant to clause (D) of the second sentence of Section 2.1. Nothing in this Agreement is intended to confer on any Person (other than the Purchaser and its successors and assigns) any rights or remedies of any nature.

7.7 Specific Performance. The parties agree that a breach by the Stockholders of any covenants or agreements contained in this Agreement will cause the Purchaser to sustain irreparable damages and that money damages would not be an adequate remedy at law. Each Stockholder agrees that, in the event of any breach or threatened breach by such Stockholder of any covenant or obligation contained in this Agreement, the Purchaser (in addition to any other remedy that may be available to it, including monetary damages) shall be entitled to seek and obtain (a) the remedy of specific performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each Stockholder further agrees that the Purchaser shall not be required to post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.7, and such Stockholder irrevocably waives any right it may have to require the posting of any such bond or similar instrument.

7.8 Non-Exclusivity. The rights and remedies of the Purchaser under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Purchaser under this Agreement, and the obligations and liabilities of the Stockholders under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under all applicable Laws.

7.9 Governing Law; Venue; Waiver of Jury Trial.

(a) This Agreement shall be construed in accordance with, and governed in all respects by, the Laws of the State of Delaware (without giving effect to principles of conflicts of Laws provisions of such State).

(b) The parties hereto irrevocably submit to the jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware or the Delaware Supreme Court determines that, notwithstanding Section 111 of the General Corporation Law of the State of Delaware, the Court of Chancery does not have or should not exercise subject matter jurisdiction over such matter, the Superior Court of the State of Delaware) and the federal courts of the United States of America located in the State of Delaware solely in connection with any dispute that arises in respect of the interpretation and enforcement of the provisions of this Agreement or in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for interpretation or enforcement hereof that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action, suit or proceeding shall be heard and determined exclusively by such a Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with such action, suit or proceeding in the manner provided in Section 7.3 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(c) Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; (ii) such party understands and has considered the implications of the foregoing waiver; (iii) such party makes the foregoing waiver voluntarily and (iv) such party has been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 7.9.

7.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. If any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

7.11 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

7.12 Attorneys’ Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against the Stockholder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

7.13 Amendments; Waiver. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given as between the Purchaser and any particular Stockholder, unless the same shall be in writing and signed by the Purchaser and such Stockholder. Any amendments, modifications or supplements, and waivers or consents to or departures from any of the provisions of this Agreement as agreed upon by the Purchaser and any particular Stockholder that would be beneficial to the other Stockholders shall, where applicable, apply mutatis mutandi to this Agreement. No failure on the part of the Purchaser to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Purchaser in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Purchaser shall not be deemed to have waived any claim available to the Purchaser arising out of this Agreement, or any power, right, privilege or remedy of the Purchaser under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Purchaser; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

* * * * * * *

Execution Version

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

PURCHASER: GORES RADIO HOLDINGS, LLC

By:	THE GORES GROUP, LLC, its Managing Member

By:	/s/ Ian R. Weingarten
Name: Ian R. Weingarten Title: Managing Director

STOCKHOLDERS:

/s/ Norman J. Pattiz
Norman J. Pattiz
[address]
Securities: 291,710 Shares Class B; 445,333 vested options; 2,794 vested RSUs; 450,000 shares Common (subject to pledge); approximately 4,166 unvested RSUs; approximately 304,166 unvested options

/s/ Gary J. Yusko
Gary J. Yusko
[address]
Securities:

/s/ David Hillman
David Hillman
[address]
Securities:

/s/ Albert Carnesale
Albert Carnesale
[address]
Securities:

/s/ David L. Dennis
David L. Dennis
[address]
Securities:

/s/ Gerald Greenberg
Gerald Greenberg
[address]
Securities:

/s/ Grant F. Little, III
Grant F. Little, III
[address]

2

Securities:

/s/ H. Melvin Ming
H. Melvin Ming
[address]
Securities:

/s/ Joseph B Smith
Joseph B. Smith
[address]
Securities:

3

Execution Version

Schedule 4.3

1.	450,000 shares of Common Stock have been pledged by Norman J. Pattiz in connection with that certain prepaid variable forward contract entered into with Merrill, Lynch, Pierce, Fenner & Smith Incorporated (a summary of which is set forth on the Schedule 13D of Norman J. Pattiz filed with the Securities and Exchange Commission on September 29, 2004)